Exhibit 10.35


                            THE SERVICEMASTER COMPANY
                        2002 DIRECTORS DEFERRED FEES PLAN

                                    ARTICLE I
                                     Purpose

          The purpose of The ServiceMaster Company 2002 Directors Deferred Fees Plan is to provide Non-Employee Directors with the opportunity to defer the receipt of all or a portion of their annual cash retainer and meeting attendance fees. The terms of this Plan replace the Director Deferred Fees Plan as in effect immediately prior to the Effective Date (the "Former Plan"). All capitalized terms used in the Plan shall have the meanings set forth in Article II.

                                   ARTICLE II
                                   Definitions

          "Board" means the Board of Directors of ServiceMaster.

          "Common Stock" means the common stock of ServiceMaster.

          "Deferral" shall have the meaning set forth in Section 4.1.

          "Deferral Account" means a bookkeeping account in the name of a Non-Employee Director who elects to defer, pursuant to the Plan, all or a portion of his or her Retainer/Fees.

          "Deferral Crediting Date" shall have the meaning set forth in Article
V.

          "Deferral Election" shall have the meaning set forth in Section 4.1.

          "Distribution Date" shall have the meaning set forth in Section 7.1.

          "Effective Date" means October 25, 2002.

          "Fair Market Value" means the average of the closing transaction prices, as reported in the New York Stock Exchange Composite Transactions, of a share of Common Stock for the five-day period ended on or immediately prior to the date as of which such value is being determined; provided, however, that Fair Market Value may be determined by ServiceMaster by whatever means or method as ServiceMaster, in the good faith exercise of its discretion, shall at such time deem appropriate.

          "Interest Account" means an account established on behalf of a Non-Employee Director pursuant to Section 6.3 of the Plan.

          "Non-Employee Director" means any director of ServiceMaster who is not an officer or employee of ServiceMaster or any subsidiary of ServiceMaster.

          "Plan" means this 2002 Directors Deferred Fees Plan, as amended and restated from time to time.



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          "Plan Year" means the 12-month period coincident with the calendar year.

          "Retainer/Fees" means the annual cash retainer fee and meeting attendance fees payable to Non-Employee Directors for service as a member of the Board or a committee of the Board, excluding such fees that a Non-Employee Director elects to forgo in exchange for Elective Options granted under The ServiceMaster Company 2001 Directors Stock Plan.

          "ServiceMaster" means The ServiceMaster Company, a Delaware corporation.

          "Share Equivalent" means a bookkeeping unit credited to a Non-Employee Director's Share Equivalent Account and having a value equal to one share of Common Stock.

          "Share Equivalent Account" means an account established on behalf of a Non-Employee Director pursuant to Section 6.2 of the Plan.

          "Termination Date" means the date on which a Non-Employee Director ceases to serve as a member of the Board.

          "Valuation Date" means the last day of each calendar month.

                                  ARTICLE III
                                 Administration

          The Plan shall be administered by the Board or a committee designated by the Board. The Board shall, subject to the terms of this Plan, interpret this Plan and the application thereof, and establish rules and regulations it deems necessary or desirable for the administration of this Plan. All such interpretations, rules and regulations shall be final, binding and conclusive. The Board may delegate administrative duties under the Plan to one or more agents, as it shall deem necessary or advisable.

                                   ARTICLE IV
                               Deferral Elections

          Section 4.1. Eligibility for Deferral Elections. Each Non-Employee
                       ----------------------------------
Director shall be eligible to participate in the Plan. In addition, any individual who was a participant in the Former Plan as of the Effective Date shall be considered a participant in the Plan as of the Effective Date and any amounts deferred under the Former Plan shall be payable pursuant to the terms of the Plan as set forth herein. Prior to the first day of each Plan Year, a Non-Employee Director may make an irrevocable election to defer receipt of all or any portion of his or her Retainer/Fees for such Plan Year in accordance with this Article (each such election shall be referred to as a "Deferral Election" and the amounts deferred pursuant to such an election the "Deferral"). A Non-Employee Director shall be eligible to make a Deferral Election if he or she is a current member of the Board or has been elected to the Board on the date such election is made.

          Section 4.2. Election Procedures. All Deferral Elections must be made
                       -------------------
in accordance with prescribed procedures and must be received by the Plan administrator no later than the first day of the Plan Year for which such election is effective. Any Deferral Election

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shall apply only to the Retainer/Fees otherwise payable in the year for which the Deferral Election is made.

          Section 4.3. Election of Investment Alternatives. As part of each
                       -----------------------------------
Deferral Election, a Non-Employee Director must elect the investment alternatives that shall apply to the Deferral in accordance with Article VI.

                                   ARTICLE V
                                Deferral Accounts

          All amounts deferred pursuant to a Non-Employee Director's Deferral Elections under the Plan shall be credited to a Deferral Account maintained on behalf of such Non-Employee Director as of the date on which, in the absence of a Deferral Election, the Non-Employee Director would otherwise have received the Deferral (the "Deferral Crediting Date"). A Non-Employee Director shall be fully vested at all times in the balance of his or her Deferral Account.

                                   ARTICLE VI
                             Investment Alternatives

          Section 6.1. Investment Election. A Non-Employee Director must make an
                       -------------------
investment election at the time of each Deferral Election. The investment election must be made in accordance with procedures prescribed by the Board, and shall designate the portion of the Deferral which is to be treated as invested in each of the investment alternatives described in Sections 6.2 and 6.3. All investment elections with respect to a Deferral shall be irrevocable.

          Section 6.2. Share Equivalent Account. Under the Share Equivalent
                       ------------------------
Account, the value of the Non-Employee Director's Deferral shall be determined as if the Deferral were invested in shares of Common Stock as of the Deferral Crediting Date. The number of Share Equivalents to be credited to the Non-Employee Director's Deferral Account on each Deferral Crediting Date shall be determined by dividing the Deferral to be "invested" on that date by the Fair Market Value of a share of Common Stock as of that date. An amount equal to the number of Share Equivalents multiplied by the dividend paid on a share of Common Stock on each dividend payment date shall be credited to the Non-Employee Director's Deferral Account within 10 days after the dividend payment date and "invested" in additional Share Equivalents as though such dividend credit was a Deferral for such year. The number of shares of Common Stock to be paid to a Non-Employee Director on a Distribution Date, as defined in Section 7.1, shall be equal to the number of Share Equivalents accumulated in the Share Equivalent Account on the Distribution Date divided by the total number of payments to be made.

          Section 6.3. Interest Account. Under the Interest Account, interest
                       ----------------
will be credited to the Non-Employee Director's Deferral Account as of each Valuation Date and on the date the final payment of a Deferral is to be made based on the balance in the Non-Employee Director's Deferral Account deemed invested in the Interest Account on the Valuation Date or such final payment date. The rate of interest to be credited for a Plan Year will be set at the beginning of each Plan Year based on the current cost to ServiceMaster of issuing five-year maturity debt. If installment payments are elected pursuant to
Section 7.1, the amount to be paid


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to the Non-Employee Director on each payment date shall be determined as follows: the amount of the principal payment of each installment shall be determined by dividing the current principal balance by the number of remaining installment payments and the amount of the interest payment shall be determined by dividing the current interest balance by the number of remaining installment payments.

                                  ARTICLE VII
                          Payment of Deferral Accounts

          Section 7.1. Time and Method of Payment. Payment of a Non-Employee
                       --------------------------
Director's Deferral Account shall be made in a single lump sum or in installments as elected by the Non-Employee Director prior to his or her Termination Date. If a Non-Employee Director's Deferral Account is payable in a single lump sum, the payment shall be made as soon as practicable after the first day of the Plan Year following the Termination Date, but not earlier than six months after the Termination Date (the "Distribution Date"). If a Non-Employee Director's Deferral Account is payable in installment payments, then the Non-Employee Director's Deferral Account shall be paid in substantially equal annual installments over the period, not longer than 10 years, as elected by the Non-Employee Director, and commencing as soon as practicable following the Distribution Date.

          Section 7.2. Change in Payment Election. A Non-Employee Director may
                       --------------------------
elect to change the method of payment in accordance with prescribed procedures y the Board; provided that such election shall not be effective unless it is received by ServiceMaster prior to the Termination Date.

          Section 7.3. Form of Payment. The payment of that portion of a
                       ---------------
Deferral Account deemed to be invested in the Interest Account shall be made in cash. The distribution of that portion of a Deferral Account deemed to be invested in the Share Equivalent Account shall be distributed in whole shares of Common Stock with fractional shares distributed in cash.

                                  ARTICLE VIII
                  Payment Upon Death of a Non-Employee Director

          Section 8.1. Payment to Beneficiary. In the event a Non-Employee
                       ----------------------
Director dies before all amounts credited to his or her Deferral Account have been paid, payment of the Non-Employee Director's Deferral Account shall be made or shall commence in the form of payment elected by the Non-Employee Director or in such other form designated by ServiceMaster in its sole discretion.

          Section 8.2. Designation of Beneficiary. Each Non-Employee Director
                       --------------------------
may file with the Corporate Secretary a written designation of one or more persons as such Non-Employee Director's beneficiary or beneficiaries (both primary and contingent) in the event of the Non-Employee Director's death. Each beneficiary designation shall become effective only when filed in writing with the Corporate Secretary during the Non-Employee Director's lifetime on a form prescribed by ServiceMaster. The filing with the Corporate Secretary of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a Non-Employee Director fails to designate a beneficiary, or if all designated beneficiaries of a Non-


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Employee Director predecease the Non-Employee Director, then the
Deferral Account shall be paid to the Non-Employee Director's estate.

                                   ARTICLE IX
                                     Funding

          Benefits payable under the Plan to any Non-Employee Director shall be paid by ServiceMaster. ServiceMaster shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan. Notwithstanding the foregoing, ServiceMaster, in the discretion of the Board, may maintain one or more grantor trusts (each, a "Trust") to hold assets to be used for payment of benefits under the Plan. The assets of the Trust shall remain the assets of ServiceMaster subject to the claims of its general creditors. Any payments by a Trust of benefits provided to a Non-Employee Director under the Plan shall be considered payment by ServiceMaster and shall discharge ServiceMaster of any further liability under the Plan for such payments.

                                    ARTICLE X
                                     General

          Section 10.1. Effective Date; Termination. This Plan, as amended and
                        ---------------------------
restated herein, shall be effective as of the Effective Date. The Board may terminate this Plan at any time. Termination of this Plan shall not affect the payment of any amounts credited to a Non-Employee Director's Deferral Account.

          Section 10.2. Amendments. The Board may amend this Plan as it shall
                        ----------
deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation. No amendment may impair the rights of a Non-Employee Director to payment of his or her Deferral Account without the consent of such Non-Employee Director.

          Section 10.3. Non-Transferability of Benefits. No benefit payable at
                        -------------------------------
any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his benefits under the Plan, or if by any reason of his bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Board, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them for or to the benefit of such person entitled thereto under the Plan or his spouse, children or other dependents, or any of them, in such manner as the Board may deem proper.

          Section 10.4. Adjustment. In the event of any stock split, stock
                        ----------
dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number of Share Equivalents

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credited to each Share Equivalent Account under the Plan shall be appropriately adjusted by the Board. The decision of the Board regarding any such adjustment shall be final, binding and conclusive.

          Section 10.5. Forfeitures and Unclaimed Amounts. Unclaimed amounts
                        ---------------------------------
shall consist of the amounts of the Deferral Account of a Non-Employee Director that are not distributed because of the ServiceMaster's inability, after a reasonable search, to locate a Non-Employee Director or his or her Beneficiary, as applicable, within a period of two (2) years after the Distribution Date upon which the payment of any benefits becomes due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of ServiceMaster under the Plan and the Non-Employee Director or Beneficiary, as applicable, shall have no further right to his Deferral Account.

          Section 10.6. Governing Law. This Plan and all determinations made and
                        -------------
actions taken pursuant thereto shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.



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